As filed with the Securities and Exchange Commission on July 7, 2004,
                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                          Advanced Nutraceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                        Texas                              76-0642336
             -----------------------------             ------------------
             (State or Other Jurisdiction               (I.R.S. Employer
           of Incorporation or Organization)           Identification No.)


         106 South University Blvd., Unit 14
                   Denver, Colorado                                  80209
        --------------------------------------                      --------
       (Address of Principal Executive Offices)                    (Zip Code)

                             -----------------------

        Advanced Nutraceuticals, Inc. 1995 Stock Option Plan, as Amended
                              (Full Title of Plan)
                             -----------------------

                                   Greg Pusey
                                    President
                          Advanced Nutraceuticals, Inc.
                       106 South University Blvd., Unit 14
                                Denver, CO 80209
                                 (303) 722-4008
            (Name, Address and Telephone Number of Agent for Service)
                             -----------------------

                                    Copy to:

                             Robert M. Bearman, Esq.
                                Patton Boggs, LLP
                         1660 Lincoln Street, Suite 1900
                                Denver, CO 80264
                                 (303) 894-6169
                             -----------------------



                         CALCULATION OF REGISTRATION FEE
======================================================================================================

                                              Proposed             Proposed
                                          Maximum Offering          Maximum
Title Of Security       Amount Being          Price Per       Aggregate Offering       Amount Of
Being Registered         Registered*           Share**              Price**         Registration Fee
-------------------------------------------------------------------------------------------------------
  Common Stock,
  Par Value $.01      1,250,000 shares          $1.31             $1,637,500            $207.47
=======================================================================================================

     (*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

     (**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(i) under the Securities Act. The price per share and aggregate offering price are based upon the weighted average exercise price of options outstanding.

========================================================================================================

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462 under the
                                Securities Act.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

     The documents containing information specified in the instructions to Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Advanced Nutraceuticals, Inc. hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     o Advanced Nutraceuticals, Inc. Report on Form 10-K for the fiscal year ended September 30, 2003;

     o Advanced Nutraceuticals, Inc, Report on Form 10-K/A for the fiscal year ended September 30, 2003;

     o Advanced Nutraceuticals, Inc, Report on Form 10-QSB for the quarter ended December 31, 2003;

     o Advanced Nutraceuticals, Inc, Report on Form 10-QSB for the six months ended March 31, 2004;

     o Advanced Nutraceuticals, Inc.'s Current Report on Form 8-K, dated March 23, 2004 and filed March 24, 2004;

     o Advanced Nutraceuticals, Inc.'s Current Report on Form 8-K, dated March 26, 2004 and filed March 29, 2004;

     o Advanced Nutraceuticals, Inc.'s Current Report on Form 8-K, dated March 23, 2004 and filed April 2, 2004;

     o Advanced Nutraceuticals, Inc.'s Current Report on Form 8-K, dated April 16, 2004 and filed April 16, 2004;

     All documents and reports filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all of the securities offered hereby have been sold of which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports, other than information in such documents that the Commission allows registrant to furnish rather than file and any other information that the Commission allows the Registrant not to incorporate by reference. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.


Item 4.  Description of Securities.


          Not applicable.


Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Articles of Incorporation of the Registrant include the following provisions:


     FIFTEENTH: The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of any other corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them, in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or for such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.


     SIXTEENTH: No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, to the fullest extent that such liability may be limited by Article 1302-7.06 of the Texas Miscellaneous Corporation Act, as it may be amended from time to time (or any provision of succeeding law that corresponds to Article 1302-7.06).


Item 7.  Exemption from Registration Claimed.


         Not applicable.

Item 8.  Exhibits.

   Exhibit Number     Description of Exhibit
   --------------     ----------------------

         4.           Specimen Stock Certificate

         5.1          Opinion of Patton Boggs, LLP

        23.1          Consent of Gelfond Hochstadt Pangburn, P.C.

        23.2          Consent of Grant Thornton LLP

        23.3          Consent of Patton Boggs, LLP
                      (included in Exhibit 5.1)

         24. Power of Attorney is located in the signature page to this Registration Statement.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 7th day of July, 2004.



                                          ADVANCED NUTRACEUTICALS, INC.

                                          By:
                                               /s/   Gregory Pusey
                                               ---------------------
                                               Gregory Pusey
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Pusey and Jeffrey G. McGonegal, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                 _____________



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



          Date                         Title                               Signature
          ----                         -----                               ---------
July 7, 2004       President, Chief Executive Officer and
                   Director (Principal Executive Officer)             /s/ Gregory Pusey
                                                                      --------------------
                                                                          Gregory Pusey
July 7, 2004       Senior Vice President of Finance, Chief
                   Financial Officer and Secretary (Principal
                   Financial Officer)                                 /s/ Jeffrey G. McGonegal
                                                                      ------------------------
                                                                          Jeffrey G. McGonegal

July 7, 2004       Chairman and Director                              /s/ Pailla Reddy
                                                                      ----------------
                                                                          Pailla Reddy

July 7, 2004       Director                                           /s/ F. Wayne Ballenger
                                                                      ----------------------
                                                                          F. Wayne Ballenger

July 7, 2004       Director                                           /s/ Randall D. Humphreys
                                                                      ------------------------
                                                                          Randall D. Humphreys

July 7, 2004       Director                                           /s/ David E. Welch
                                                                      ------------------
                                                                          David E. Welch

                                Index of Exhibits


 Exhibit No.     Description of Exhibit
 -----------     ----------------------

     4.          Specimen Stock Certificate

     5.1         Opinion of Patton Boggs, LLP

     23.1        Consent of Gelfond Hochstadt Pangburn, P.C.

     23.2        Consent of Grant Thornton LLP

     23.3        Consent of Patton Boggs, LLP (included in Exhibit 5.1)

     24. Power of Attorney (included in the Registration Statement under "Signatures and Power of Attorney").